UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 6, 2016

Hurco Companies, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Indiana
(State or Other Jurisdiction of Incorporation)

0-9143	35-1150732
(Commission File Number)	(IRS Employer Identification No.)

One Technology Way
Indianapolis, Indiana	46268
(Address of Principal Executive Offices)	(Zip Code)

(317) 293-5309
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

As of December 6, 2016: (1) Hurco Companies, Inc. (the "Company") and JPMorgan Chase Bank, N.A. (“Chase”), as Administrative Agent, Issuing Bank and the Lender, entered into a Fourth Amendment to Credit Agreement, and the Company entered into a related Replacement Revolving Note; and (2) certain wholly-owned subsidiaries of the Company entered into a Reaffirmation of Guaranty and a Supplement No. 1 to Subsidiary Guaranty (collectively, the transactions contemplated by the foregoing, the “Fourth Amendment”). The Fourth Amendment amends the Credit Agreement, dated as of December 7, 2012, among the Company, the Lenders party thereto and Chase, as Administrative Agent (as amended, restated and otherwise modified from time to time, the “U.S. Credit Agreement”), the Subsidiary Guaranty dated December 7, 2012 entered into thereunder (as amended, restated or otherwise modified from time to time, the “Subsidiary Guaranty”), and other documents and/or transactions contemplated thereby, as follows:

•	increased the unsecured revolving credit facility from $12.5 million to $15.0 million;
•	increased the maximum limitation on the amount of cash dividends that may be paid by the Company in any calendar year from $4.0 million to $5.0 million (with payment permitted so long as no default or event of default shall have occurred and be continuing or would result therefrom);
•	extended the scheduled maturity date under the U.S. Credit Agreement from December 7, 2016 to December 31, 2018;
•	increased the Company’s financial covenant regarding required minimum working capital from $90.0 million to $105.0 million;
•	increased the Company’s financial covenant regarding required minimum tangible net worth from $120.0 million to $125.0 million;
•	provided that the minimum interest rate permitted for borrowings under the U.S. Credit Agreement is zero percent (0%); and
•	required Milltronics USA, Inc., a wholly-owned subsidiary of the Company (“Milltronics”), to agree to be bound by the terms of the Subsidiary Guaranty, pursuant to which Milltronics guarantees the obligations of the Company under the Credit Agreement and transactions contemplated thereunder.

The foregoing summary of the Fourth Amendment is qualified in its entirety by reference to the complete terms and provisions of the Fourth Amendment to Credit Agreement and the Replacement Revolving Note that are filed herewith as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

 The disclosure required by this Item is included in Item 1.01 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
10.1	Fourth Amendment to Credit Agreement, dated as of December 6, 2016, between Hurco Companies, Inc. and JPMorgan Chase Bank, N.A.

10.2	Replacement Revolving Note, dated as of December 6, 2016 by Hurco Companies, Inc. for the benefit of JPMorgan Chase Bank, N.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HURCO COMPANIES, INC.

By:	/s/ Sonja K. McClelland

Name:	Sonja K. McClelland

Title:	Vice-President, Secretary, Treasurer and Chief Financial Officer

Dated: December 8, 2016

EXHIBIT INDEX

Exhibit No.	Description
10.1	Fourth Amendment to Credit Agreement, dated as of December 6, 2016, between Hurco Companies, Inc. and JPMorgan Chase Bank, N.A.

10.2	Replacement Revolving Note, dated as of December 6, 2016 by Hurco Companies, Inc. for the benefit of JPMorgan Chase Bank, N.A.

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